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                                                                    EXHIBIT 23.2


               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

        We consent to the reference to our firm under the caption "Experts" in the Prospectus to be filed on or about November 13, 1997 as part of the Registration Statement on Form S-3 of Jones Intercable, Inc. (the "Company"), and to the incorporation by reference therein of our report dated February 14, 1997 with respect to the consolidated financial statements of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, our report dated August 1, 1997 with respect to the historical financial statements of the Albuquerque System filed with the Company's Current Report on Form 8-K dated August 1, 1997 and our report dated March 7, 1997 with respect to the historical financial statements of Jones Intercable Investors L.P., filed with the Company's Current Report on Form 8-K dated August 1, 1997, all filed with the Securities and Exchange Commission


                                        /s/ ARTHUR ANDERSEN LLP
                                        -----------------------
                                            ARTHUR ANDERSEN LLP


Denver, Colorado
  November 13, 1997